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                        BEI MEDICAL SYSTEMS COMPANY, INC.

                          REGISTRATION RIGHTS AGREEMENT

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                                TABLE OF CONTENTS

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SECTION 1. GENERAL...........................................................1

      1.1   Definitions......................................................1

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER............................2

      2.1   Restrictions on Transfer.........................................2

      2.2   Registration.....................................................4

      2.3   Piggyback Registrations..........................................4

      2.4   Eligibility for Form S-3.........................................5

      2.5   Expenses of Registration.........................................6

      2.6   Obligations of the Company.......................................6

      2.7   Holder's Obligations.............................................7

      2.8   Other Transactions...............................................8

      2.9   Indemnification..................................................8

      2.10  Furnishing Information..........................................10

      2.11  Assignment of Registration Rights...............................11

      2.12  Amendment of Registration Rights................................11

      2.13  Rule 144 Reporting..............................................11

SECTION 3. COVENANTS OF THE COMPANY.........................................11

      3.1   Basic Financial Information and Reporting.......................11

      3.2   Confidentiality of Records......................................12

      3.3   Reservation of Common Stock.....................................12

      3.4   Observer Rights.................................................12

      3.5   Directors' Expenses.............................................12

      3.6   Directors' Liability and Indemnification........................12

      3.7   Termination of Covenants........................................13

SECTION 4. MISCELLANEOUS....................................................13

      4.1   Governing Law...................................................13

      4.2   Survival........................................................13

      4.3   Holder Information..............................................14

      4.4   Successors and Assigns..........................................14


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      4.5   Entire Agreement................................................14

      4.6   Severability....................................................14

      4.7   Amendment and Waiver............................................14

      4.8   Delays or Omissions.............................................15

      4.9   Notices.........................................................15

      4.10  Attorneys' Fees.................................................15

      4.11  Titles and Subtitles............................................15

      4.12  Additional Investors............................................15

      4.13  Counterparts....................................................15


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                        BEI MEDICAL SYSTEMS COMPANY, INC.

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 14th day of February, 2001, by and among BEI MEDICAL SYSTEMS COMPANY, INC., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto, referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

      WHEREAS, the Investors are purchasing shares of the Company's Series A Convertible Preferred Stock (the "Series A Stock") pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

      WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

      WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information and other rights to the Investors as set forth below.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1. GENERAL.

      1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.11 hereof.


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            "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Common Stock issuable upon conversion of the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

            "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

            "Registration Expenses" shall mean, except as otherwise provided herein, all expenses incurred by the Company in complying with Sections 2.2 and
2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "SEC" or "Commission" means the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

            "Shares" shall mean the Company's Series A Stock issued pursuant to the Purchase Agreement and held by the Investors listed on Exhibit A hereto and their permitted assigns.

            "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

      2.1 Restrictions on Transfer.


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            (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances; or

                  (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the Holder shall have notified the Company of the proposed transfer or disposition at least 10 days prior to such transfer and the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

            (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

      THE TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 14, 2001, BETWEEN THE COMPANY AND CERTAIN INVESTORS, AND NO


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      TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH
      RESTRICTIONS.

            (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

      2.2 Registration.

            (a) The Company shall prepare and file as soon as practicable, but in no event later than March 16, 2001 (the "Filing Deadline"), with the SEC a registration statement on Form S-3 covering the resale of all of the Registrable Securities (the "Registration Statement") issuable upon full conversion of the Series A Stock. The Company shall use its best efforts to cause the Registration Statement filed hereunder to become effective as soon as practicable, but in no event later than April 16, 2001 (or June 14, 2001 if reviewed in writing by the SEC).

            (b) The Holders shall furnish such information the Company may reasonably request in connection with the preparation of the Registration Statement. Upon registration of the resale of the Registrable Securities with the SEC pursuant to the terms of this Agreement, the Registrable Securities may be sold in accordance with the Registration Statement under the Securities Act.

      2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 10 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 10 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.


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            (a) Underwriting. If the registration statement under which the
Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than 66 2/3% of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

            (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

            (c) Expiration of Piggyback Registration Rights. The registration rights described under this Section 2.3 shall expire three years from the date hereof.

      2.4 Eligibility for Form S-3. The Company represents and warrants that it is currently eligible to register the resale of all of the Registrable Securities issuable upon full conversion of the Series A Stock by the Holders on a registration statement on Forms S-3 under the Securities Act for the account of Holders (and not for or on behalf of Company). The Company shall file all reports required to be filed by the Company under the Securities Act and the Exchange Act with the SEC in a timely manner and take all other actions which may be required so as to maintain such eligibility for the use of Forms S-3.


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      2.5 Expenses of Registration. Except as specifically provided herein, all
Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 herein shall be borne by the Company, including reasonable legal fees and cost of one special counsel of the selling stockholders not to exceed $25,000. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Holders unless the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities in proportion to the number of shares being registered.

      2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare promptly and file with the SEC the registration statement required by Section 2.2, and cause such registration statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep the registration statement effective pursuant to Rule 415 and immediately available for use at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future) and
(ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Holders) may be immediately sold to the public without registration and without restriction as to the number of Registrable Securities to be sold pursuant to Rule 144 (k) or any successor provision. The registration statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the sale or disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus and any amendments and supplements thereto in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in


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connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      2.7 Holder's Obligations. In connection with the Registration Statement referred above, the Holders shall each:

            (a) Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by the Company or any underwriters(s) or are otherwise necessary in connection with the registration and offering. Each Holder shall promptly provide to the Company such information concerning such Holder, its ownership of the Company's securities, the intended method of distribution and such other information as may be required by application law or regulation as may be reasonably requested by the Company.

            (b) Upon receipt of any notice from the Company (i) of the happening of any event of the kind described in Section 2.6(f) or (ii) that the Company no longer qualifies to use Form S-3, immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statements covering such shares until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(f) or until such time the


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Company can make an appropriate filing with the SEC or take such further action so as to qualify the Company to use of Form S-3, and if so directed by the Company, deliver to the Company all copies of the prospectus covering such Registrable Securities in such Holder's possession at the time of receipt of such notice.

            (c) No Holder and no person or entity acting on any Holder's behalf (other than underwriter selected by the Company or approved by the Company) shall offer any Registrable Securities by means of any preliminary prospectus.

      2.8 Other Transactions . The Company shall not be obligated to effect a registration pursuant to Section 2.2, or to file any amendment or supplement thereto, and may suspend the Holders' rights to make sales pursuant to an effective registration pursuant to Section 2.2, at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, or (ii) be seriously detrimental to the Company and its stockholders, in which event (under clause (i) or (ii) above) the Company's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Holders' rights to make sales pursuant to an effective registration pursuant to Section 2.2) for a period of not more than 60 days; provided, however, that the Company shall not utilize the right described in this Section 2.8 more than twice in any 12-month period.

      2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section


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2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered by such Holder or underwriter, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party


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will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

            (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

            (e) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.10 Furnishing Information. It shall me a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2 and 2.3 that the selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

      2.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

      2.12 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

      3.1 Basic Financial Information and Reporting. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied;

      3.2 Confidentiality of Records. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.2.

      3.3 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock, all Common Stock issuable from time to time upon such conversion.

      3.4 Observer Rights. For so long as MedCapital continues to hold at least 50% of their shares of Series A Stock purchased pursuant to the Purchase Agreement, the Company shall allow one representative designated by MedCapital to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. The Company shall reimburse reasonable expenses of the designated representative for costs incurred in attending meetings of the Board of Directors on the same basis as the Company reimburses other directors of the Company.

      3.5 Directors' Expenses. The Company shall reimburse expenses of the director designated by the holders of the Series A Stock and observer designated by MedCapital for reasonable costs incurred in attending meetings of the Board of Directors on the same basis as the Company reimburses other directors of the Company.

      3.6 Directors' Liability and Indemnification. The Company's Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. For so long as the holders of Series A Stock, voting separately as a class in accordance with the Certificate of Designations (as defined in the Purchase Agreement) shall be entitled to elect one member of the Company's Board of Directors, the Company shall maintain the Company's existing directors and officers liability insurance policy (or a substantially equivalent policy) with coverage up to $10,000,000, provided, however, that should the Board of Directors in its reasonable discretion determine that the cost to the Company to maintain such directors and officers liability insurance policy with coverage up to $10,000,000 has increased materially or the Company cannot obtain a policy with such limits, the Company shall obtain as much comparable insurance as shall be available at a cost (no less than the cost of the Company's policy on the date hereof) which the Company may reasonably afford pursuant to a policy which shall have been reasonably approved by the Directors, provided further, however, that in no case shall the coverage for any directors and officers liability policy be less than $5,000,000.

      3.7 Special Stockholders Meeting. The Company will use its reasonable best efforts to hold a Special Meeting of Stockholders (the "Special Meeting") within 120 days after the initial Closing Date (as defined in the Purchase Agreement) under the Purchase Agreement. At the Special Meeting, the stockholders of the Company will be asked to consider and approve (i) an increase in the number of shares of Common Stock which the Company is authorized to issue to at least 30,000,000, (ii) an increase in the number of shares of preferred stock which the Company is authorized to issue to at least 5,000,000 and (iii) an increase in the number of shares of Common Stock reserved for issuance under the Company's Plan (as defined in the Purchase Agreement) (or the adoption of a new stock option plan, as determined by the Board of Directors), to such amount as the Board of Directors in its reasonable discretion believes appropriate to meet the incentive compensation needs of the Company for the reasonably foreseeable future. In addition, at the Special Meeting the Company will seek stockholder approval to change the fiscal year of the Company to a calendar year unless the Board reasonably determines, upon the advice of counsel and the Company's independent auditors, that such change in fiscal year will cause undue expense to the Company or will otherwise adversely affect the Company in any material respect.

      3.8 Termination of Covenants. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor upon
(i) the sale, lease or other disposition of all or substantially all of the assets of the Company or (ii) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.8(ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

SECTION 4. MISCELLANEOUS.

      4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without giving effect to principles of conflict of laws).

      4.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      4.3 Holder Information. Each Holder covenants that it will promptly notify the Company in writing of any changes in the information set forth in the Registration Statement regarding such Holder or such Holder's "Plan of Distribution."

      4.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      4.5 Entire Agreement. This Agreement, the Exhibits, Appendices and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      4.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      4.7 Amendment and Waiver.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

            (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series A Stock as "Investors," "Holders" and parties hereto.

            (d) For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

      4.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      4.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by 10 days advance written notice to the other parties hereto.

      4.10 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      4.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      4.12 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series A Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series A Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

      4.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                 PURCHASERS:

BEI MEDICAL SYSTEMS COMPANY, INC.        RADIUS VENTURE PARTNERS I, L.P.

Signature: /s/ Richard Turner            By: /s/ Jordan Davis      /s/ Daniel Lubin
          ---------------------------       ---------------------------------------
Name: Richard Turner                     Name: Jordan Davis           Daniel Lubin
Title:  President and Chief Executive    Its:  Managing Partner     Managaing Partner
        Officer
100 Hollister Road
Teterboro, New Jersey 07608


                                         MEDCAPITAL, LLC

                                         By: /s/ Jan Rock
                                            ------------------------------------
                                         Name: Jan Rock
                                              ----------------------------------
                                         Its:  Administrative Member
                                              ----------------------------------

                                         FIRST CHICAGO EQUITY CORPORATION

                                         By: /s/ illegible signature
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------


                                         CROSS CREEK PARTNERS XI, LLC

                                         By: /s/ illegible signature
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------


                                         GARRETT CAPITAL ADVISORS, LLC

                                         By: /s/ Scott Garrett
                                            ------------------------------------
                                         Name: S. Garrett
                                              ----------------------------------
                                         Its:  CEO
                                             -----------------------------------

                                         By:  /s/ Robert P. Khederian
                                            ------------------------------------
                                         Name: ROBERT P. KHEDERIAN

                         REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                         ROBERT P. KHEDERIAN C/F ROBERT P.
                                         KHEDERIAN, JR. UTMA/MA

                                         By:  /s/ Robert P. Khederian
                                            ------------------------------------
                                         Name: Robert P. Khederian
                                              ----------------------------------
                                         Its:  Custodian
                                              ----------------------------------


                                         ROBERT P. KHEDERIAN C/F ALLISON L.
                                         KHEDERIAN UTMA/MA

                                         By:  /s/ Robert P. Khederian
                                            ------------------------------------
                                         Name: Robert P. Khederian
                                              ----------------------------------
                                         Its:  Custodian
                                              ----------------------------------


                                         DELTA OPPORTUNITY FUND, LTD.
                                         C/O DIAZ & ALTSCHUL ADVISORS, LLC

                                         By: /s/ Christopher S. Mooney
                                            ------------------------------------
                                         Name:  Christopher S. Mooney
                                              ----------------------------------
                                         Its: CFO
                                              ----------------------------------


                                         DELTA OPPORTUNITY FUND (INSTITUTIONAL),
                                         LLC  C/O DIAZ & ALTSCHUL ADVISORS, LLC

                                         By: /s/ Christopher S. Mooney
                                            ------------------------------------
                                         Name:  Christopher S. Mooney
                                              ----------------------------------
                                         Its: CFO
                                              ----------------------------------


                                         OVERBROOK FUND I, LLC

                                         By:  /s/ A. G. Altschid. Jr.
                                            ------------------------------------
                                         Name:  Arthru G. Altshid, Jr.
                                              ----------------------------------
                                         Its:  Managing Member
                                              ----------------------------------


                                         OSCAR SCHAFER

                                         /s/ Oscar Schafer
                                         ---------------------------------------
                                         Name: OSCAR SCHAFER

                         REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                              SCHEDULE OF investors

NAME AND ADDRESS                                             SHARES

RADIUS VENTURE PARTNERS I, L.P.                             266,667
One Rockefeller Plaza
Suite 920
New York, NY 10020
Attn:  Jordan S. Davis

MEDCAPITAL, LLC                                             133,333
500 CAMPUS DRIVE
SUITE 220
FLORHAM PARK, NJ 07932

FIRST CHICAGO EQUITY CORPORATION                            252,067
55 WEST MONROE
16TH FLOOR
CHICAGO, IL 60670-0610

CROSS CREEK PARTNERS XI, LLC                                1,267
55 WEST MONROE
16TH FLOOR
CHICAGO, IL 60670-0610

GARRETT CAPITAL ADVISORS, LLC                               13,334
55 WEST MONROE
16TH FLOOR
CHICAGO, IL 60670-0610

ROBERT P. KHEDERIAN                                         78,161
200 POND ROAD
WELLESLEY, MA 02482

ROBERT P. KHEDERIAN C/F ROBERT P.                           78,161
KHEDERIAN, JR. UTMA/MA
200 POND ROAD
WELLESLEY, MA 02482
ROBERT P. KHEDERIAN C/F ALLISON L.                          78,161
KHEDERIAN UTMA/MA
200 POND ROAD
WELLESLEY, MA 02482

DELTA OPPORTUNITY FUND, LTD.                                80,000
C/O DIAZ & ALTSCHUL ADVISORS, LLC
ATTN: REINALDO M. DIAZ
950 THIRD AVENUE, 16TH FLOOR
NEW YORK, NY 10022

DELTA OPPORTUNITY FUND                                      53,334
(INSTITUTIONAL), LLC
C/O DIAZ & ALTSCHUL ADVISORS, LLC
ATTN: REINALDO M. DIAZ
950 THIRD AVENUE, 16TH FLOOR
NEW YORK, NY 10022

OSCAR S. SCHAFER                                            13,333
150 CENTRAL PARK SOUTH
APARTMENT 3601
NEW YORK, NEW YORK 10019

OVERBROOK FUND I, LLC                                       66,667
C/O OVERBROOK MANAGEMENT
ATTN: NORA JOBSON
521 5TH AVENUE, SUITE 1501
NEW YORK, NY  10175

                                                         ---------
TOTAL:                                                   1,114,485
                                                         =========


                                       A-2